As filed with the Securities and Exchange Commission on January 30, 1998
                                                                Registration No.


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                                EMB CORPORATION
            (Exact name of Registrant as specified in its charter)

           HAWAII                                        95-3811580
           ------                                        ----------
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)



        3200 BRISTOL AVENUE, 8/TH/ FLOOR, COSTA MESA, CALIFORNIA  92626
        ---------------------------------------------------------------
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                          1996 STOCK OPTION, SAR AND
                               STOCK BONUS PLAN
                       --------------------------------
                             (Full title of Plan)

                          JAMES E. SHIPLEY, PRESIDENT
                                EMB CORPORATION
                       3200 BRISTOL AVENUE, 8/TH/ FLOOR
                         COSTA MESA, CALIFORNIA 92626
            -------------------------------------------------------
                    (Name and address of agent for service)

                                (714) 437-0738
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                With copies to:

                         STEPHEN A. ZRENDA, JR., ESQ.
                         STEPHEN A. ZRENDA, JR., P.C.
                             1520 BANK ONE CENTER
                              100 NORTH BROADWAY
                      OKLAHOMA CITY, OKLAHOMA 73102-8601
                                (405) 235-2111

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
                                            Proposed Maximum     Proposed Maximum
 Title of Securities      Amount to be     Offering Price per   Aggregate Offering      Amount of
   to be Registered      Registered (1)         Share (2)              Price         Registration Fee
------------------------------------------------------------------------------------------------------
Common Stock, no par    1,250,000 shares                $2.20            $2,753,125           $812.17
   value
------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be issuable in connection with share splits, share dividends or similar transactions.
(2) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices of the Company's common stock as reported within five business days prior to the date of this filing.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

          *

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          *

     *The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously or concurrently filed by the Company with the Commission are hereby incorporated by reference into this Registration
Statement:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997 (the "Annual Report") filed by the Company (SEC File No. 1-11883) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission on January 13, 1998.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

     (c) The description of the Company's Common Stock set forth under the caption "Description of Capital Stock" in Amendment No. 2 to its Form SB-2 Registration Statement (File No. 333-21719) filed with the Commission on August 27, 1997, is hereby incorporated by reference.

     All of the above documents and documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     All documents incorporated by reference herein will be made available to all participants in the 1996 Stock Option, SAR and Stock Bonus Plan without charge, upon written or oral request. Other documents required to be delivered to participants pursuant to Rule 428(b)(1) under the Securities Act of 1933 are also available without charge, upon written or oral request. All requests for documents shall be directed to:

                         B. Joe Wimer
                         EMB Corporation
                         3200 Bristol Avenue, 8/th/ Floor
                         Costa Mesa, California 92626
                         (714) 437-0738

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Hawaii corporation. Section 415-48.5 of the Hawaii Business Corporation Act (the "HBCA") provides authority for broad indemnification of officers, directors, employees and agents of a corporation, with certain specified exceptions.

     Article XIII of the Company's Restated Articles of Incorporation provides that the Company shall have the power to indemnify its directors, officers, employees and agents to the fullest extent allowed by the HBCA.

     Article III, Section 6 of the Company's By-Laws provides for extensive indemnification of its directors, officers, employees and agents.

     At the present time, the Company does not have any officer-director liability insurance, nor does the Company have indemnification agreements with any of its directors, officers, employees or agents.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

     See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be selected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and, is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on January 28, 1998.

                                        EMB CORPORATION


                                        By: /s/ James E. Shipley
                                           -------------------------------------
                                                James E. Shipley, President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature to the Registration Statement appears below hereby appoints James E. Shipley and B. Joe Wimer, or either one of them, as such person's attorney-in-fact with full power to act alone, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign on such person's behalf, individually and in the capacities stated below, and to file any and all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.


/s/ James E. Shipley                      /s/ B. Joe Wimer
--------------------------------------    --------------------------------------
James E. Shipley                          B. Joe Wimer
Director (Chairman) and President         Secretary, Treasurer and Director
                                          (Principal Financial and Accounting
                                           Officer)

/s/ Bruce J. Brosky                       /s/ William V. Perry
--------------------------------------    --------------------------------------
Bruce J. Brosky                           William V. Perry
Director and Vice President-Marketing     Director and Executive Vice
 and President, and Public Relations      President of EMB Mortgage
 Corporation


/s/ Michael P. Roth                        /s/ Joseph K. Brick
--------------------------------------    --------------------------------------
Michael P. Roth, Director and             Joseph K. Brick, Director and
 Vice President                            Vice President of
                                           EMB Mortgage Corporation

                                EMB CORPORATION

                                 EXHIBIT INDEX
                                      TO
                        FORM S-8 REGISTRATION STATEMENT


EXHIBIT NO.         DESCRIPTION

4.1                 1996 Stock Option, SAR and Stock Bonus Plan

5.1                 Opinion of Stephen A. Zrenda, Jr., P.C.

23.1                Consent of Harlan & Boettger

24.1                Power of Attorney (included on Signature Page to the
                    Registration Statement)